UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2022

PANAMERA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-55569	46-5707326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1218 Webster Street Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 289-6200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2022, Panamera Holdings Corporation (the ”Company”) entered into a binding letter of intent (the “LOI”) with Mid-Continent Metals Group, LLC (“MMG”) as the owners of 100% of the issued and outstanding shares of common stock of Arsham Holdings, Inc. (“AHI”) pursuant to which the Company intends to acquire all of the outstanding shares of AHI common stock by means of a Share Exchange Agreement with MMG (the “Proposed Transaction”).  Pursuant to the LOI, the parties intend, subject to satisfaction of various conditions, to negotiate and execute a definitive Share Exchange Agreement in accordance with the terms set forth in the LOI.

The LOI provides for an aggregate purchase price for the shares of AHI of $9,224,435 with the price payable in 9,224,435 shares of Company common stock to be exchanged with MMG for 100% of the issued and outstanding shares of common stock of AHI.

Pursuant to the LOI, if MMG fails to execute the Share Exchange Agreement by April 15, 2022, the parties may terminate the LOI.  The LOI also has the Company executing a Warrant Agreement with MMG for the right to purchase up to 3,000,000 shares of Company common stock at a price of $1.00 per share for a six-month term.

The foregoing description of the LOI is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the LOI, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 30, 2022, the Company issued a press release announcing the execution of the LOI for the Proposed Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished herein, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Certain of the statements in this Current Report on Form 8-K are “forward-looking” within the meaning of the federal securities laws. These “forward-looking” statements include statements relating to, among other things, the proposed terms and conditions of any definitive agreement with MMG, which is subject to the receipt of all necessary approvals and satisfaction of all closing conditions for the completion of the Proposed Transaction. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this Current Report on Form 8-K, including, among other things, certain risk factors described under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed for the year ended December31, 2020 with the Securities and Exchange Commission or described in the Company’s other public filings. The Company’s results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

10.1	Letter of Intent dated March 29, 20222
99.1*	Press Release dated as of March 30,2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERA HOLDINGS CORPORATION

/s/ T. Benjamin Jennings
T. Benjamin Jennings
President, Chief Executive Officer and Director

Date: April 1, 2022

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